EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 21st day of December, 1996 by and between Qwest Holding Corporation, a Colorado corporation, having its principal executive offices in Denver, Colorado (the "Company"), and Joseph P. Nacchio, residing at 1 Manor Hill Drive, Mendham, New Jersey 07945 (the "Executive").

WHEREAS, in order to achieve its corporate and business objectives, the Company desires to hire an experienced and knowledgeable President and Chief Executive Officer of the Company who will be principally responsible for the overall conduct of the Company's business;

WHEREAS, the Executive has substantial experience and expertise in connection with the Company's business; and

WHEREAS, the Company and the Executive mutually desire to agree upon the terms of the Executive's employment as the President and Chief Executive Officer of the Company and, in addition, to agree as to certain benefits of said employment.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Executive hereby agree as follows:

1. TERM OF EMPLOYMENT: Subject to the terms of this Agreement, the Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period beginning on January 6, 1997 (or such earlier date on or after the date hereof as the Executive shall elect) and ending at the close of business on December 31, 2001, unless terminated earlier as provided herein (the "Term"). Portions of this Agreement that by their terms provide or imply that they survive the end of the Term shall survive the end of the Term.

2.  POSITION AND DUTIES:

     a. During the Term, the Executive shall serve as President and Chief Executive Officer of the Company and shall have such duties, responsibilities, and authority as are customarily required of and given to a President and Chief Executive Officer and such other duties and responsibilities commensurate with such position as the Board of Directors of the Company (the "Board") shall determine from time to time. Such duties, responsibilities, and authority shall include, without limitation, responsibility for the management, operation, strategic direction, and overall conduct of the business of the Company. The Executive shall perform his duties and responsibilities at the Company's offices in New Jersey; provided, however, that the Executive may, at the direction of the Board, be required to perform such duties and responsibilities up to four (4) days per week at the headquarters offices of the Company in Denver, Colorado. The Executive shall travel as reasonably required to perform his duties and responsibilities, provided that any such travel days shall reduce the number of days per week that the Executive will be required to work at the headquarters office in Denver, Colorado. For purposes of this Agreement, the term "employment" shall include the Executive's service to the Company in any capacity during the Term; provided the foregoing shall not change the positions to be held by the Executive.

     b. During the Term, while the Executive is employed by the Company, the Company shall cause the Executive to be nominated for a director position on the Board and shall use its best efforts to have him elected as such. If an initial public offering of the common stock of the Company (an "IPO") occurs, the Company shall, during the term while the Executive is employed by the Company, use its best efforts to include the Executive in the Board's slate of nominees for election as directors at each annual meeting of the Company's shareholders and shall recommend to the shareholders that the Executive be elected as a director of the Company.

     c. During the Term, the Executive shall devote substantially his full business time, energy, and ability to the business of the Company. The Executive shall report directly to the Board and shall perform his duties subject to the overall policies and directions of the Board. During the Term, all other employees of the Company shall report to the Executive and not directly to the Board or the Chairman of the Board.

     d. The Executive may (i) with express authorization of the Board, serve as a director or trustee of other for profit corporations or businesses which are not in competition with the business of the Company or the telecommunications business of any of its subsidiaries, or, to his knowledge, any other affiliate of the Company, present or future, provided that, if a directorship is approved and the Board later determines that the directorship would be with a competitive entity, it shall notify the Executive in writing and the Executive shall have a reasonable period of time to resign such directorship,
(ii) serve on civic or charitable boards or committees, (iii) deliver lectures, fulfill speaking engagements, or teach at educational institutions(and retain any fees therefrom), and (iv) manage personal investments; provided, however, that the Executive may not engage in any of the activities described in this Paragraph 2(d) to the extent such activities materially interfere with the performance of the Executive's duties and responsibilities to the Company. As used in this Agreement, the term "affiliate" of the Company means any company controlled by, controlling, or under common control with the Company, whether through stock ownership or otherwise.

     e. Without the prior express authorization of the Board, the Executive shall not, directly or indirectly, during the Term
(i) render services of a business, professional, or commercial nature to any other person or firm, whether for compensation or otherwise, or
(ii) engage in any activity competitive with the business of the Company or the telecommunications business of any of its subsidiaries, present or future, or, to his knowledge, of any other affiliate of the Company, present or future, whether alone, as a partner, or as an officer, director, employee, member or holder (directly or indirectly, such as by means of a trust or option arrangement). The Executive may be an investor, shareholder, joint venturer, or partner (hereinafter referred to as "Investor"); provided, however, that his status as an Investor shall not (i) pose a conflict of interest, (ii) require the Executive's active involvement in the management or operation of such Investment (recognizing that the Executive shall be permitted to monitor and oversee the Investment), or (iii) materially interfere with the performance of the Executive's duties and obligations hereunder. For the purposes of clause (i) of the proviso to the preceding sentence, the Executive shall not be deemed to be subject to a conflict of interest merely by reason of the ownership of less than three percent (3%) of (i) the outstanding stock of any entity whose stock is traded on an established stock exchange or on the National Association of Securities Dealers Automated Quotation System or
(ii) the outstanding stock, partnership interests or other form of equity interest of any venture fund, investment pool or similar investment vehicle that shall solicit investments on a "blind pool" basis.

     f. The Executive represents and warrants that, to the best of his knowledge after the review of his personal files, he has the full right and authority to enter into this Agreement and to render the services as required under this Agreement, and that by signing this Agreement and rendering such services he is not breaching any contract or legal obligation he owes to any third party, including without limitation AT&T Corp. ("Former Employer"); provided that the Company shall not require the Executive to use any trade secrets of Former Employer. Neither the Executive nor the Company believe that any such trade secrets exist or, if they do, that they would be necessary for the Executive to perform his services to the Company hereunder.

     g. The Executive represents and warrants that (i) Schedule 1 hereto lists certain benefits provided by Former Employer, and the Executive's evaluation of the respective amounts thereof, that the Executive may lose or forfeit upon or in connection with the termination of his employment by Former Employer in connection with the commencement of his employment by the Company (the "Forfeit Benefits") and (ii) Schedule 2 lists the stock options granted by Former Employer and held by the Executive as of the date hereof that the Executive contemplates exercising concurrently with or promptly after his execution and delivery of this Agreement (the "Stock Options").

3. COMPENSATION AND BENEFITS: During the Term, while the Executive is employed by the Company, the Company shall compensate the Executive for his services as set forth in this Paragraph 3. The Executive recognizes that during the Term of the Agreement, the Company reserves the right to change from time to time the terms and benefits of any welfare, pension, or fringe benefit plan of the Company, including the right to change any service provider, so long as such changes are also generally applicable to all executives of the Company; provided, however, that (i) the Growth Share Plan (as defined below) shall not be amended in any respect that applies to the Executive without the Executive's written consent and (ii) the Executive's minimum level of compensation and benefits as set forth in this Paragraph 3 will be preserved in the event of any such change.

     a. Salary: During the Term, the Company shall pay the Executive a base salary at an annual rate of Six Hundred Thousand Dollars and No Cents ($600,000.00). Such salary shall be earned and shall be payable in periodic installments in accordance with the Company's payroll practices. Amounts payable shall be reduced by standard withholding and other authorized deductions. The Board will review the Executive's salary at least annually and may increase (but not reduce) the Executive's annual base salary in its sole discretion. Once increased such base salary shall not be reduced. His base salary as so increased shall thereafter be treated as his base salary hereunder.

     b. Equalization Payment: The Company shall pay to the Executive an amount (the "Equalization Payment") to compensate the Executive for the loss or forfeiture of the Forfeit Benefits. The Equalization Payment shall be an aggregate amount equal to (i) $11,300,000 less
(ii) the aggregate value of the benefits specified on Schedule 1 hereto that the Executive receives from Former Employer or is permitted by Former Employer to retain (other than the Stock Options, for which provision is made below), any other benefits received by the Executive from Former Employer in replacement of one or more of the benefits listed on Schedule 1 and any other severance benefits (other than accrued benefits of the sort identified by the Executive to the Company) received by the Executive from Former Employer. The value of the benefits referred to in clause (ii) of the preceding sentence shall be determined using the assumptions and methodology used by the Executive to evaluate the benefits listed on Schedule 1, in each case based upon the period during which the Executive shall be entitled to receive such benefit. The amount of the Equalization Payment shall be determined as of January 7, 1997 and shall be paid in three installments, subject to this Paragraph 3 and to Paragraphs 4 and 5 below, in the percentage amounts set forth below opposite the corresponding dates of payment:

                             Date                  Amount
                          01/07/97                   64%
                          01/01/98                   18%
                          01/01/99                   18%

Each installment of the Equalization Payment shall be paid in cash. The installments paid after January 7, 1997 shall accrue interest at five percent (5%) per annum accruing from January 7, 1997 to the date of payment.

The Equalization Payment shall be redetermined on March 21, 1997. The remaining installments of the Equalization Payment shall be reduced or increased (in each case in the order of payment) in an aggregate amount equal to the product obtained by multiplying (i) the number of Stock Options exercised by the Executive in accordance with paragraph 2(g) above times (ii) the amount by which the closing price per share of the common stock of Former Employer on March 21, 1997 is greater than or less than, respectively, $37 per share.

After January 7, 1997, if the Executive shall receive from Former Employer any benefit specified on Schedule 1, or shall be permitted by Former Employer to retain any such benefit, or shall receive from Former Employer any other benefit in replacement of one or more of the benefits listed on Schedule 1, then the Equalization Payment shall be redetermined (or further redetermined) as of the date of such receipt or permitted retention and the remaining installments of the Equalization Payment shall be reduced (in the order of payment) in an aggregate amount equal to the value of each benefit so received or retained. If the value of any such benefit exceeds the unpaid portion of the Equalization Payment, the Executive shall repay to the Company in cash an amount equal to such excess value, together with any interest thereon paid by the Company to the Executive (assuming for the purpose of this paragraph that the amount of the Equalization Payment is so repaid in the reverse order as received by the Executive); provided that (x) the aggregate amount so repaid by the Executive to the Company shall not exceed the aggregate amount of the Equalization Payment then paid by the Company to the Executive, and
(y) if the Executive uses reasonable efforts to make the repayment deductible for purposes of federal and state income tax, after consulting with the Company (but the Executive may in his good faith judgment determine whether a position should be taken in any tax return that would subject him to penalties and, if he elects to obtain an opinion of counsel with respect to any position as to which there is substantial doubt, the reasonable fees and expenses of such counsel shall be reduced from the amount to be refunded), the amount of each such repayment made by the Executive to the Company in cash will be reduced in the amount, if any, by which the reduction in federal and state income and payroll taxes that may be realized by the Executive as a result of such repayment (after giving effect to the deduction of all other amounts deductible by the Executive for federal and state income taxes) is less than the amount of federal and state income and payroll tax previously paid by the Executive on the amount so repaid.

     c. Annual Bonus: The Executive shall be eligible to receive an annual bonus. The Executive recognizes that whether or not he receives a bonus, and the amount of any such bonus, shall be determined at the sole discretion of the Board; provided that, subject to Paragraphs 4 and 5 below, for the 1997 calendar year the Executive will receive a bonus of Three Hundred Thousand Dollars and No Cents ($300,000.00), and for the 1998 calendar year, unless an IPO occurs at any time during 1998, the Executive will receive a bonus of Three Hundred Thousand Dollars and No Cents ($300,000.00). Any bonus awarded to the Executive shall be paid in the same form and manner and at or around the same time as such bonus payments are made to other senior executives of the Company. The foregoing shall not limit the Board in its sole discretion from giving Executive other bonuses.

     d. Growth Share Plan: The Executive shall be eligible to participate in the Qwest Holding Corporation Growth Share Plan (the "Growth Share Plan"). Upon execution of the Growth Share Plan Agreement attached hereto at Exhibit A, the Executive shall be allocated 300,000 Growth Shares in the Company. The Executive's continued eligibility to participate in the Growth Share Plan, and the vesting of the Growth Shares granted thereunder, shall be governed by the terms of the Growth Share Plan Agreement and the Growth Share Plan itself, as may be amended from time to time in accordance with the terms hereof and thereof.

     e. Savings and Retirement Plans: The Executive shall be entitled to participate in all savings and retirement plans applicable generally to other senior executives of the Company, in accordance with the terms of such plans, as may be amended from time to time.

     f. Welfare Benefit Plans: The Executive and/or his family (including Class 2 dependents), as the case may be, shall be eligible to participate in and shall receive all benefits under the Company's welfare benefit plans and programs applicable generally to other senior executives of the Company (collectively, as amended from time to time, the "Company Plans"), in accordance with the terms of the Company Plans.

     g. Vacation: Beginning with the 1997 calendar year, the Executive shall be entitled to paid vacation at a rate of twenty-five
(25) days per calendar year during the Term in accordance with the plans, policies, and programs as in effect generally with respect to other senior executives of the Company, including the limitations, if any, on the carry-over of accrued but unused vacation time.

     h. Travel: The Executive shall be entitled to fly first-class or business class, or to use the Company's aircraft when available and appropriate, for business travel, including travel between the business offices of the Company. The Company shall also pay the airfare of the Executive's family members with respect to travel, at reasonable frequencies, between the headquarters office of the Company in Denver, Colorado and the Executive's residence in New Jersey and shall, to the extent this payment shall constitute income to the Executive, pay the Executive an amount such that the Executive shall have no after tax cost for the deemed income and this gross up payment; provided that family members shall utilize available advance ticketing programs to the extent feasible in making such travel arrangements.

     i. Business Club Memberships: The Company shall pay the initiation fees and membership dues for the Executive at business clubs in the vicinity of the business offices of the Company approved by the Board from time to time to the same extent that the Company pays such fees and dues with respect to comparable business club memberships of other senior executives of the Company. To the extent the Company is not required to treat such fees and dues as income to the Executive it shall not do so and, to the extent it must treat such amounts as income to the Executive, it shall pay the Executive an amount such that the Executive shall have no after tax cost for the deemed income and this gross up payment.

     j. Expenses: The Company shall reimburse the Executive for reasonable expenses for parking at the business offices of the Company, cellular telephone usage, entertainment, travel, meals, lodging, and similar items incurred in the conduct of the Company's business, including meals and lodging of the Executive when performing his duties and responsibilities at the headquarters office of the Company in Denver, Colorado when he is not resident in the vicinity of such business office. Such expenses shall be reimbursed in accordance with the Company's expense reimbursement policies and guidelines. The Company shall also reimburse the Executive for reasonable attorney's fees and charges incurred in connection with the preparation and execution of this Agreement.

     k. Relocation: If the Executive relocates to the vicinity of the headquarters office of the Company in Denver, Colorado at any time prior to the termination of the Term and prior to his receipt from the Company of written notice of termination or non-renewal pursuant to Paragraphs 4(a), 4(b), or 4(f), the Company and the Executive shall discuss the types and amounts of relocation expenses of the Executive that will be paid or reimbursed by the Company.

     l. Indemnification: To the fullest extent permitted by the indemnification provisions of the articles of incorporation and bylaws of the Company in effect as of the date of this Agreement and the indemnification provisions of the corporation statute of the jurisdiction of the Company's incorporation in effect from time to time (collectively, the "Indemnification Provisions"), and in each case subject to the conditions thereof, the Company shall (i) indemnify the Executive, as a director and officer of the Company or a subsidiary of the Company or a trustee or fiduciary of an employee benefit plan of the Company or a subsidiary of the Company, or, if the Executive shall be serving in such capacity at the Company's written request, as a director or officer of any other corporation (other than a subsidiary of the Company) or as a trustee or fiduciary of an employee benefit plan not sponsored by the Company or a subsidiary of the Company, against all liabilities and reasonable expenses that may be incurred by the Executive in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal or administrative, or investigative and whether formal or informal, because the Executive is or was a director or officer of the Company, a director or officer of such other corporation or a trustee or fiduciary of such employee benefit plan, and against which the Executive may be indemnified by the Company, and (ii) pay for or reimburse the reasonable expenses incurred by the Executive in the defense of any proceeding to which the Executive is a party because the Executive is or was a director or officer of the Company, a director or officer of such other corporation or a trustee or fiduciary of such employee benefit plan. The rights of the Executive under the Indemnification Provisions shall survive the termination of the employment of the Executive by the Company.

4. TERMINATION: The Executive's employment with the Company during the Term may be terminated by the Company or the Executive only under the circumstances described in this Paragraph 4, and subject to the provisions of Paragraph 5:

     a. Death or Disability: The Executive's employment hereunder shall terminate automatically upon the Executive's death. If the Disability of the Executive has occurred (pursuant to the definition of Disability set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 10th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 10-day period after such receipt, the Executive shall not have returned to full-time performance of the Executive's material duties. For purposes of this Agreement, "Disability" shall mean any physical or mental condition which prevents the Executive, for a period of 180 consecutive days, from performing and carrying out his material duties and responsibilities with the Company.

     b. Cause: The Company may immediately terminate this Agreement for "Cause" by giving written notice to the Executive. Any one or more of the following events shall constitute "Cause":

          (1) any material breach of the representations of the Executive set forth in Paragraph 2(f);

          (2) any wilful misconduct with respect to the Company which is materially detrimental to the Company and its subsidiaries in the aggregate, including but not limited to theft or dishonesty (other than good faith expense account disputes);

          (3) conviction of (or pleading nolo contendere to) a felony (other than (A) a traffic violation that is in most jurisdictions not classified as a felony and (B) a felony resulting from vicarious (rather than direct) liability arising out of his position as an officer or director of the Company);

          (4) failure or refusal to attempt to follow the written directions of the Board within a reasonable period after receiving written notice; or

          (5) gross continuous nonfeasance with regard to the Executive's duties, taken as a whole, which materially continue after a written notice thereof is given to the Executive.

     c. Other than Death or Disability or Cause: The Company may terminate the Executive's employment for any reason other than Death, Disability, or Cause, subject to the provisions of Paragraph 5(c).

     d. Termination by Executive for Good Reason: The Executive may terminate his employment for Good Reason upon written notice to the Company, and in such event, said employment termination shall be treated as termination by the Company for reason other than Death,
Disability, or Cause under Paragraph 4(c).   For purposes hereof, Good
Reason shall mean:

          (1) a diminution of the Executive's titles, offices, positions or authority, excluding for this purpose an action not taken in bad faith and which is remedied within twenty (20) days after receipt of written notice thereof given by the Executive;

          (2) the assignment to the Executive of any duties inconsistent with the Executive's position (including status or reporting requirements), authority, or material responsibilities, or the removal of the Executive's authority or material responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Executive;

          (3) the failure by the Company to timely make any payment due hereunder or to comply with any of the material provisions of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Company within twenty (20) days after receipt of notice thereof given by the Executive;

          (4) occurrence of a Change of Control of the Company, which shall be deemed to have occurred upon (A) acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Anschutz Company, The Anschutz Corporation, or any entity or organization controlled by Philip F. Anschutz (collectively, the Anschutz Entities"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then-outstanding shares of common stock of the Company ("Outstanding Shares") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Power") and (B) such beneficial ownership (as so defined) by such individual, entity or group of more than 20% of the Outstanding Shares or the Voting Power, as the case may be, shall then exceed the beneficial ownership (as so defined) by the Anschutz Entities of the Outstanding Shares or the Voting Power, respectively;

          (5) the failure of the Company to elect or re-elect the Executive as a director of the Company or the removal of the Executive as a director;

          (6) any person other than Philip F. Anschutz or the Executive serving in the position of Chairman of the Board; or

          (7) following an IPO, the failure of the Company to maintain Directors' and Officers' insurance ("D&O Insurance") of at least $15 million in the aggregate.

     e. Other Than Good Reason: The Executive may terminate his employment at any time after December 31, 1998 without breaching this Agreement, subject to Paragraph 5(d) below.

     f. Resignations: On and as of the date that the employment of the Executive by the Company shall terminate for any reason, the Executive shall resign from his position as a director and employee of the Company and from all other positions he holds as a director or employee of any subsidiary or affiliate of the Company.

     g. Non-Renewal of Term: Either party may elect not to renew this Agreement on the same or similar terms following the expiration of the Term. The parties agree to give the other party written notice of any such decision at least one-hundred-eighty (180) days prior to the expiration of the Term.

5.  OBLIGATIONS OF THE COMPANY AND THE EXECUTIVE UPON TERMINATION:

     a. Death or Disability: If the Executive's employment is terminated by reason of the Executive's Death or Disability during the Term, the Term shall terminate without further obligations to the Executive or his legal representatives under this Agreement, other than for (A) payment of the sum of (i) any base salary and bonus owed to the Executive through the date of termination (provided that such bonus shall be paid only if the date of such termination shall occur in 1997 or 1998, or shall be a formula bonus and for this purpose the amount of such bonus shall be calculated based on the number of days in the year through the date of termination, as well as any earned bonus for any complete year that theretofore had not been paid) and
(ii) any other compensation earned through the date of termination but not yet paid or delivered to the Executive ("Accrued Obligations"), and (B) payment of any amounts due pursuant to the terms of any applicable stock option (or other equity-based) plan of the Company or any welfare or pension benefit plan of the Company as of the date of termination or which by their specific terms extend beyond such date of termination, and (C) payment of any amount of the Equalization Payment not then paid and (D) payments due, if any, pursuant to the terms of the Growth Share Plan and (E) payments due, if any, and continuation of coverage (collectively, "Indemnification/Insurance Payments"), pursuant to the Indemnification Provisions and D&O Insurance. All such payments shall be paid to the Executive or his estate or beneficiary, as applicable.

     b. Termination for Cause: If the Executive's employment is terminated by the Company for Cause, the Term shall terminate without further obligations to the Executive or his legal representatives under this Agreement on the date of such termination and no further payments or benefits of any kind, including salary, bonuses and any unpaid amount of the Equalization Payment, shall be payable to the Executive, other than for (i) Accrued Obligations and (ii) the payments and benefits provided in Paragraph 5(f). If the termination is effected on or before December 31, 1999, and if the percentage of the Equalization Payment then paid by the Company to the Executive exceeds the percentage determined below with respect to the date of termination, then the Executive shall repay to the Company in cash an amount equal to such excess value, together with any interest thereon paid by the Company to the Executive (assuming for the purpose of this paragraph that the amount of the Equalization Payment is so repaid in the reverse order as received by the Executive); provided that (x) the aggregate amount so repaid by the Executive to the Company shall not exceed the aggregate amount of the Equalization Payment then paid or provided by the Company to the Executive, together with any interest thereon paid by the Company to the Executive, and (y) if the Executive uses his best efforts to make the repayment deductible for purposes of federal and state income tax, after consulting with the Company (but the Executive may in his good faith judgment determine whether a position should be taken in any tax return that would subject him to penalties and, if he elects to obtain an opinion of counsel with respect to any position as to which there is substantial doubt, the reasonable fees and expenses of such counsel shall be reduced from the amount to be refunded), the amount of each such repayment made by the Executive to the Company in cash will be reduced in the amount, if any, by which the reduction in federal and state income taxes that may be realized by the Executive as a result of such repayment (after giving effect to the deduction of all other amounts deductible by the Executive for federal and state income taxes) is less than the amount of federal and state income tax previously paid by the Executive on the amount so repaid.

                         Date of Termination           Percentage
                         on or before 12/31/97            25%
                         01/01/98 - 12/31/98              50%
                         01/01/99 - 12/31/99              75%

If the termination is effected after December 31, 1999, there shall be no repayment of the Equalization Payment.

If it is subsequently determined that the Company did not have Cause for termination, then the Company's decision to terminate shall be deemed to have been made under Paragraph 4(c), and the Executive shall be entitled to receive the amounts payable under Paragraph 5(c) (and any Equalization Payment repayment made by the Executive shall promptly be refunded to the Executive with interest at five percent (5%) accruing from the date of the repayment to the date of refund.
If the Executive serves notice challenging the determination of Cause made by the Company, repayment of a portion of the Equalization Payment shall be delayed until a determination of the arbitrator in accordance with Paragraph 9 hereof. To the extent the arbitrator upholds the Company's finding of Cause, the Executive shall promptly make the necessary Equalization Payment repayment with interest at five percent (5%) accruing from the date of termination to the date of repayment.

     c. Other than Death or Disability or Cause: If the Company terminates the Executive's employment during the Term for any reason other than Death or Disability, or Cause, or the Executive terminates for Good Reason, the Term shall terminate on the date of such termination without further obligation to the Executive other than
(A) Accrued Obligations (B) payment of any amounts due pursuant to the terms of any applicable stock option (or other equity-based) plan of the Company or any welfare or pension benefit plan of the Company as of the date of termination or which by their specific terms extend beyond such date of termination, (C) payment to the Executive, within thirty (30) days of the date of termination, of a lump sum equal to the product of two (2) times the Executive's then current base salary,
(D) subject to the terms of the applicable plans (or equivalent substitute(s) (on a fully grossed up after tax basis) if the plan(s) prohibit participation by ex-employees), continuation of the benefits provided in Paragraphs 3(d), 3(e), and 3(f) of this Agreement for two
(2) years following the date of termination (or such shorter period as shall terminate on the date that the Executive shall commence his next employment), (E) payment of any amount of the Equalization Payment not then paid, together with interest thereon, if any, and (F) payment of Indemnification/Insurance Payments. The Company shall be obligated to make the foregoing payments and to provide the foregoing benefits upon the Executive and the Company signing a mutual release of all claims against the other, substantially in the form attached as Exhibit B; such release shall not affect the Executive's rights (x) under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"),
(y) any conversion rights under any applicable life insurance policies and (z) any rights with respect to Indemnification/Insurance Payments.

     d. Termination by Executive: If the Executive terminates his employment for any reason other than for Good Reason, as defined in Paragraph 4(d), the Term shall terminate without further obligation to the Executive on the date of such termination and no further payments or benefits of any kind, including salary, bonuses and any unpaid amount of the Equalization Payment, shall be payable to the Executive, other than for (A) Accrued Obligations and (B) the payments and benefits provided in Paragraph 5(f). If such termination occurs on or before December 31, 1999, and if the percentage of the Equalization Payment then paid by the Company to the Executive exceeds the percentage determined below with respect to the date of termination, then the Executive shall repay to the Company in cash an amount equal to such excess value, together with any interest thereon paid by the Company to the Executive (assuming for the purpose of this paragraph that the amount of the Equalization Payment is so repaid in the reverse order as received by the Executive); provided that (x) the aggregate amount so repaid by the Executive to the Company shall not exceed the aggregate amount of the Equalization Payment then paid by the Company to the Executive, together with any interest thereon paid by the Company to the Executive, and (y) if the Executive uses his best efforts to make the repayment deductible for purposes of federal and state income tax, after consulting with the Company (but the Executive may in his good faith judgment determine whether a position should be taken in any tax return that would subject him to penalties and, if he elects to obtain an opinion of counsel with respect to any position as to which there is substantial doubt, the reasonable fees and expenses of such counsel shall be reduced from the amount to be refunded), the amount of each such repayment made by the Executive to the Company in cash will be reduced in the amount, if any, by which the reduction in federal and state income taxes that may be realized by the Executive as a result of such repayment (after giving effect to the deduction of all other amounts deductible by the Executive for federal and state income taxes) is less than the amount of federal and state income tax previously paid by the Executive on the amount so repaid.

                         Date of Termination           Percentage
                         on or before 12/31/97            25%
                         01/01/98 - 12/31/98              50%
                         01/01/99 - 12/31/99              75%

     e. Non-Renewal of Agreement: If the parties do not renew this Agreement following the expiration of the Term, the Company shall not have any further obligation to the Executive, other than for
(A) Accrued Obligations, (B) severance at the same level given to other senior executives of the Company and (C) the payments and benefits provided in Paragraph 5(f).

     f. Exclusive Remedy: Except for the payments and benefits provided in this Paragraph 5, the Executive acknowledges and agrees that upon termination of the Term, he shall have no other claims against, and be entitled to no other payments or benefits from, the Company under this Agreement or pursuant to the Company's policies and plans, other than (A) the Growth Share Plan, (B) the Executive's rights under COBRA, (C) any conversion rights under any applicable life insurance policies, (D) payment of any amounts due pursuant to the terms of any stock option (or other equity-based) plan of the Company or any welfare or pension benefit plan of the Company as of the date of termination or which by their specific terms extend such date of termination and (E) rights with respect to Indemnification/Insurance Payments. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

6.  SPECIAL TAX PROVISION:

     a. Anything in this Agreement to the contrary notwithstanding, in the event that the Executive receives any amount or benefit (collectively, the "Covered Payments") (whether pursuant to the terms of this Agreement, the Growth Share Plan or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") or any person affiliated with the Company or such person) that is or becomes subject to the excise tax imposed by or under
Section 4999 of the Code (or any similar tax that may hereafter be imposed) and/or any interest or penalties with respect to such excise tax (such excise tax, together with such interest and penalties, is hereinafter collectively referred to as the "Excise Tax") by reason of the application of Section 280G(b)(2) of the Code, the Company shall pay to the Executive an additional amount (the "Tax Reimbursement Payment") such that after payment by the Executive of all taxes (including, without limitation, any interest or penalties and any Excise Tax imposed on or attributable to the Tax Reimbursement Payment itself), the Executive retains an amount of the Tax Reimbursement Payment equal to the sum of (i) the amount of the Excise Tax imposed upon the Covered Payments, and (ii) without duplication, an amount equal to the product of (A) any deductions disallowed for federal, state or local income tax purposes because of the inclusion of the Tax Reimbursement Payment in Executive's adjusted gross income, and (B) the highest applicable marginal rate of federal, state or local income taxation, respectively, for the calendar year in which the Tax Reimbursement Payment is made or is to be made. The intent of this Paragraph 6 is that after the Executive pays federal, state and local income taxes and any payroll taxes, the Executive will be in the same position as if the Executive were not subject to the Excise Tax under
Section 4999 of the Code and did not receive the extra payments pursuant to this Paragraph 6, and this Paragraph 6 shall be interpreted accordingly.

     b. Except as otherwise provided in Paragraph 6(a), for purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of such Excise Tax, such Covered Payments will be treated as "parachute payments" (within the meaning of Section 280G(b)(2) of the Code) and such payments in excess of the Code Section 280G(b)(3) "base amount" shall be treated as subject to the Excise Tax, unless, and except to the extent that, the Company's independent certified public accountants or legal counsel (reasonably acceptable to the Executive) appointed by such public accountants (or, if the public accountants decline such appointment and decline appointing such legal counsel, such independent certified public accountants as promptly mutually agreed on in good faith by the Company and the Executive) (the "Accountant"), deliver a written opinion to the Executive, reasonably satisfactory to the Executive's legal counsel, that, in the event such reporting position is contested by the Internal Revenue Service, there will be a more likely than not chance of success with respect to a claim that the Covered Payments (in whole or in part) do not constitute "parachute payments," represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4) of the Code) in excess of the "base amount" allocable to such reasonable compensation, or such "parachute payments" are otherwise not subject to such Excise Tax (with appropriate legal authority, detailed analysis and explanation provided therein by the Accountant); and the value of any Covered Payments which are non-cash benefits or deferred payments or benefits shall be determined by the Accountant in accordance with the principles of Section 280G of the Code.

     c. For purposes of determining the amount of the Tax Reimbursement Payment, the Executive shall be deemed to pay federal, state and/or local income taxes at the highest applicable marginal rate of income taxation for the calendar year in which the Tax Reimbursement Payment is made or is to be made, and to have otherwise allowable deductions for federal, state and local income tax purposes at least equal to those disallowed due to the inclusion of the Tax Reimbursement Payment in the Executive's adjusted gross income.

     d. (i) (A) In the event that prior to the time the Executive has filed any of the Executive's tax returns for a calendar year in which Covered Payments are made, the Accountant determines, for any reason whatsoever, the correct amount of the Tax Reimbursement Payment to be less than the amount determined at the time the Tax Reimbursement Payment was made, the Executive shall repay to the Company, at the time that the amount of such reduction in the Tax Reimbursement Payment is determined by the Accountant, the portion of the prior Tax Reimbursement Payment attributable to such reduction (including the portion of the Tax Reimbursement Payment attributable to the Excise Tax and federal, state and local income taxes imposed on the portion of the Tax Reimbursement Payment being repaid by the Executive, using the assumptions and methodology utilized to calculate the Tax Reimbursement Payment (unless manifestly erroneous)), plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code.

               (B)  In the event that the determination set forth in
(A) above is made by the Accountant after the filing by the Executive of any of the Executive's tax returns for a calendar year in which Covered Payments are made, the Executive shall file at the request of the Company an amended tax return in accordance with the Accountant's determination, but no portion of the Tax Reimbursement Payment shall be required to be refunded to the Company until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed the interest received or credited to the Executive by such tax authority for the period it held such portion (less any tax the Executive must pay on such interest and which the Executive is unable to deduct as a result of payment of the refund).

               (C) In the event the Executive receives a refund pursuant to (B) above and repays such amount to the Company, the Executive shall thereafter file for any refunds or credits that may be due to Executive by reason of the repayments to the Company. The Executive and the Company shall mutually agree upon the course of action, if any, to be pursued (which shall be at the expense of the Company) if the Executive's claim for such refund or credit is denied.

          (ii) In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time a Tax Reimbursement Payment was made (including by reason of any payment the existence or amount of which could not be determined at the time of the earlier Tax Reimbursement Payment), the Company shall make an additional Tax Reimbursement Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) once the amount of such excess is finally determined.

          (iii) In the event of any controversy with the Internal Revenue Service (or other taxing authority) under this Paragraph 6, subject to the second sentence of subparagraph (i)(C) above, Executive shall permit the Company to control issues related to this Paragraph 6 (at its expense), provided that such issues do not potentially materially adversely affect the Executive, but the Executive shall control any other issues. In the event the issues are interrelated, the Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit the representative of the Company to accompany the Executive, and the Executive and his representative shall cooperate with the Company and its representative.

          (iv) With regard to any initial filing for a refund or any other action required pursuant to this Paragraph 6 (other than by mutual agreement) or, if not required, agreed to by the Company and the Executive, the Executive shall cooperate fully with the Company, provided that the foregoing shall not apply to actions that are provided herein to be at the Executive's sole discretion.

     e. The Tax Reimbursement Payment, or any portion thereof, payable by the Company shall be paid not later than the fifth day following the determination by the Accountant, and any payment made after such fifth day shall bear interest at the rate provided in Code
Section 1274(b)(2)(B) to the extent and for the period after such fifth day that Executive has an obligation to make payment or estimated payment of the Excise Tax. The Company shall use its best efforts to cause the Accountant to promptly deliver the initial determination required hereunder with respect to Covered Payments paid or payable in any calendar year; if the Accountant's determination is not delivered within ninety (90) days after Covered Payments are paid or distributed, the Company shall pay the Executive the Tax Reimbursement Payment set forth in an opinion from counsel recognized as knowledgeable in the relevant areas selected by Executive, and reasonably acceptable to the Company, within five (5) days after delivery of such opinion. The Company may withhold from the Tax Reimbursement Payment and deposit into applicable taxing authorities such amounts as they are required to withhold by applicable law. To the extent that the Executive is required to pay estimated or other taxes on amounts received by the Executive beyond any withheld amounts, the Executive shall promptly make such payments. The amount of such payment shall be subject to later adjustment in accordance with the determination of the Accountant as provided herein.

     f. The Company shall be responsible for (i) all charges of the Accountant, (ii) if subparagraph (e) is applicable, the reasonable charges for the opinion given by the Executive's legal counsel, and
(iii) all reasonable charges in connection with the preparation and filing of any amended tax returns on behalf of the Executive requested by the Company, required hereunder, or required by applicable law.
The Company shall gross-up for tax purposes any income to the Executive arising pursuant to this subparagraph (f) so that the economic effect to the Executive is the same as if the benefits were provided on a non-taxable basis.

     g. The Executive and the Company shall mutually agree on and promulgate further guidelines in accordance with this Paragraph 6 to the extent that, if any, necessary to effect the reversal of excessive or shortfall Tax Reimbursement Payments. The foregoing shall not in any way be inconsistent with Paragraph 6(d)(i)(C).

7. CONFIDENTIAL INFORMATION: During and after the Term, the Executive shall not use or disclose any secret, confidential, and/or proprietary information, knowledge, or data relating to the Company, any of its subsidiaries or any of the other affiliates of the Company, present and future, and their respective businesses, which shall have been obtained by the Executive during his employment by the Company, any of its subsidiaries or any of the other affiliates of the Company and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement) provided that the Executive may, (a) while employed by the Company, disclose such information, knowledge, or data as he in good faith deems appropriate and (b) otherwise comply with legal process, so long as Executive gives prompt notice to the Company of any required disclosure and reasonably cooperates (without being required to incur any expense or subject himself to sanction or penalty) with the Company if the Company determines to oppose, challenge, or quash the legal process.

8. NONSOLICITATION: The Executive agrees that during the Term of this Agreement and for a period of one (1) year following the termination of the Term, he will not, directly or indirectly, knowingly solicit on behalf of any such entity any employee of the Company, any of its subsidiaries or any of its other affiliates, present or future (while an affiliate), who is being compensated at a rate of Fifty Thousand Dollars ($50,000.00) or more per year as an employee of the Company, any of its subsidiaries, or any of its other affiliates, present or future, to work for any individual or firm then in competition with the business of the Company, any of its subsidiaries or any other affiliate of the Company, present or future. The Executive may give references with respect to such employees.

9. SUCCESSORSHIP: This Agreement shall inure to the benefit of and be binding upon the Company and its successors and permitted assigns and any such successor or permitted assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall be limited to any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise in connection with any sale of all or substantially all of the assets of the Company, provided that any successor or permitted assignee promptly assumes in a writing delivered to the Executive this Agreement and, in no event, shall any such succession or assignment release the Company from its obligations hereunder.

10. ARBITRATION: Any and all controversies, claims, or disputes arising out of or in any way relating to this Agreement or the termination thereof shall be resolved by final and binding arbitration in New York, New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). The arbitration shall be commenced by filing a demand for arbitration with the AAA within eighteen (18) months after the occurrence of the facts giving rise to any such controversy, claim, or dispute. The arbitrator shall decide all issues relating to arbitrability. The costs of such arbitration, including the arbitrator's fees, shall be split evenly between the parties to the arbitration. Each party to the arbitration shall be responsible for the payment of its own attorneys' fees, provided that, if the Executive prevails as to any matter in any such arbitration, the Company shall pay the reasonable attorneys' fees incurred by the Executive in connection with those matters on which he prevails, in an amount to be determined by the arbitrator.

11. GOVERNING LAW: The provisions of this Agreement shall be construed in accordance with, and governed by, the laws of the State of New York without regard to principles of conflict of laws.

12. SAVINGS CLAUSE: If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

13. WAIVER OF BREACH: No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

14. MODIFICATION: No provision of this Agreement may be amended, modified, or waived except by written agreement signed by the parties hereto.

15. ASSIGNMENT OF AGREEMENT: The Executive acknowledges that his services are unique and personal. Accordingly, the Executive may not assign his rights or delegate his duties or obligations under this Agreement to any person or entity; provided, however, that payments may be made to the Executive's estate or beneficiaries as expressly set forth herein.

16. ENTIRE AGREEMENT: This Agreement is an integrated document and constitutes and contains the complete understanding and agreement of the parties with respect to the subject matter addressed herein, and supersedes and replaces all prior negotiations and agreements, whether written or oral, concerning the subject matter hereof.

17. CONSTRUCTION: Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions and shall have no force or effect.

18. NOTICES: Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims, and other communications shall be deemed given:

     a. in the case of delivery by overnight service with guaranteed next day delivery, such next day or the day designated for delivery;

     b. in the case of certified or registered United States mail, five days after deposit in the United States mail; or

     c. in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone, or otherwise; and

     d.  in the case of personal delivery, when received.

Communications that are to be delivered by the United States mail or by overnight service are to be delivered to the addresses set forth below:

                         (1)   To the Company:

                               Qwest Holding Corporation
                               555 Seventeenth Street
                               Denver, Colorado 80202
                               Attention:  Chairman of the Board

                         (2)   To the Executive:

                               Joseph P. Nacchio
                               1 Manor Hill Drive
                               Mendham, New Jersey  07945


Each party, by written notice furnished to the other party, may modify the acceptable delivery address, except that notice of change of address shall be effective only upon receipt. In the event that the Company is aware that the Executive is not at the location when notice is being given, notice shall be deemed given when received by the Executive, whether at the aforementioned location or at another location.

19. TAX WITHHOLDING: The Company may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

20. REPRESENTATION: The Executive represents that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Executive acknowledges that, prior to assenting to the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to its contents. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that they have entered into this Agreement freely and voluntarily and without pressure or coercion from anyone.




             [Remainder of Page Intentionally Left Blank]
IN WITNESS WHEREOF, the Company and the Executive, intending to be legally bound, have executed this Agreement on the day and year first above written.

QWEST HOLDING CORPORATION


     /s/
By:____________________________
Name:
Title:


JOSEPH P. NACCHIO

/s/
_______________________________

                              SCHEDULE 1


                                                           Value

1.     Unmatured Long-Term Awards                     $   673,804


2.     Non-Qualified Pension                            2,514,721


3.     Stock Options                                    2,783,913


4.     "Earnings" on Deferred                           4,211,419
       Compensation Account


5.     Restricted Shares                                  675,503


6.     Ayco Fee                                            90,640


7.     1996 Short Term Award                              350,000
       (payable March 1997)
                                                      $11,300,000

                          AMENDMENT NO. 1

                                  TO

                         EMPLOYMENT AGREEMENT


AMENDMENT NO. 1 (the "Amendment") to Employment Agreement dated as of December 21, 1996 (the "Agreement") is made and entered into as of the 3rd day of January, 1997 by and between Qwest Holding Corporation, a Colorado corporation, having its principal executive offices in Denver, Colorado (the "Company"), and Joseph P. Nacchio, residing at 1 Manor Hill Drive, Mendham, New Jersey 07945 (the "Executive"). Capitalized terms not otherwise defined in this Amendment have the respective meanings assigned in the Agreement.

WHEREAS, Former Employer has agreed to extend to April 3, 1997 the date on which the vested stock options of the Executive will be cancelled by reason of the termination of his employment with Former Employer, the commencement of his employment with the Company or the performance of his duties to the Company.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Executive hereby agree as follows:

     1. WAIVER OF PARAGRAPH 2(G)(ii): The Executive shall not be required by Paragraph 2(g)(ii) of the Agreement to exercise any or all of the vested stock options for shares of common stock of Former
Employer promptly following the termination of the Executive's employment with AT&T Corp., or at any other time.

     2.     AMENDMENT TO PARAGRAPH 3(B):  The second paragraph of
Paragraph 3(b) of the Agreement is hereby amended and restated in its entirety as follows:

          The Equalization Payment shall be redetermined on March 21, 1997. The remaining installments of the Equalization Payment shall be reduced or increased (in each case in the order of payment) in an aggregate amount equal to the product obtained by multiplying (i) the sum of (a) the number of shares of common stock of Former Employer issued to the Executive upon the exercise of vested stock options during the period from January 6, 1997 through March 21, 1997 at exercise prices equal to or less than the closing prices per share of Former Employer on the trading days immediately preceding the respective dates of exercise plus (b) the number of shares of common stock of Former Employer issuable upon the exercise by the Executive of vested stock options held by the Executive at the close of business on March 21, 1997 and having exercise prices equal to or less than the closing price per share of the common stock of Former Employer on March 20, 1997 times (ii) the amount by which the closing price per share of the common stock of Former Employer on March 21, 1997 is greater than or less than, respectively, an amount per share equal to the weighted average exercise price of the stock options referred to in the preceding clause (i).

     3. GOVERNING LAW: The provisions of this Amendment shall be construed in accordance with, and governed by, the laws of the State of New York without regard to principles of conflicts of laws.

     4. CONTINUING EFFECT: Except as expressly provided in this Amendment, the terms and provisions of the Agreement shall continue in full force and effect. Hereafter, the term "Agreement" shall refer to the Agreement, as amended by this Amendment.

     5. ENTIRE AGREEMENT: This Amendment is an integrated document and constitutes and contains the complete understanding and agreement of the parties with respect to the subject matter addressed herein, and supersedes and replaces all prior negotiations and agreements, whether written or oral, concerning the subject matter hereof.

     6. CONSTRUCTION: Each party has cooperated in the drafting and preparation of this Amendment. Hence, in any construction to be made of this Amendment, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Amendment are not part of the provisions and shall have no force or effect.



           [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company and the Executive, intending to be legally bound, have executed this Amendment on the day and year first above written.

QWEST HOLDING CORPORATION



By: /s/________________________
Name:    Philip F. Anschutz
Title:      Chairman


JOSEPH P. NACCHIO


/s/____________________________

Exhibit A
                       QWEST HOLDING CORPORATION

                     GROWTH SHARE PLAN AGREEMENT


                            THIS AGREEMENT is made and entered into as of
January 1, 1997, by and between Qwest Holding Corporation  (the
"Company") and Joseph P. Nacchio (the "Participant").

                            WHEREAS, the Company has adopted the Qwest
Holding Corporation Growth Share Plan, as amended effective October 1, 1996 (the "Plan"), and

                            WHEREAS, the Plan requires that an Agreement
be entered into between the Company and the Participant setting out certain terms and benefits of the Plan as they apply to the Participant;

                            NOW, THEREFORE, the Company and the
Participant hereby agree as follows:

                            1.   The Plan is hereby incorporated into and
made a part of this Agreement as though set forth in full herein. Capitalized terms that are used herein shall have the meanings assigned to such terms by the Plan, unless another definition is specified in this Agreement. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, including but not limited to the provisions relating to amendment and termination of the Plan which are set forth in the Plan. Certain provisions contained in the Plan are modified by the terms and provisions of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the provisions of this Agreement shall prevail. The Plan and this Agreement are intended to provide to the Participant the benefits of a stock appreciation right with respect to the Growth Shares granted hereunder.

                            2.   The beginning of the Performance Cycle
for Growth Shares granted under this Agreement will be January 1, 1997.

                            3.   The end of the Performance Cycle for
Growth Shares granted under this Agreement will be December 31, 2001.

                            4.   The Participant is hereby granted
300,000 Growth Shares under this Agreement. The total number of Growth Shares available for issuance shall at no time exceed
10,000,000 Growth Shares.

                            5.   The Beginning Company Value for the
purpose of determining the value of the grant, determined as of January 1, 1997, is $1,000,000,000 (one billion dollars) The parties agree that neither party has made any representations or warranties to the other party with respect to the amount of the Beginning Company Value or the Ending Company Value, respectively. The parties also acknowledge that the actual value of the Company, or that the value of the assets of the Company less its liabilities, in each case as of January 1, 1997, may be more or less than the Beginning Company Value stated above.

                            6.   (a)  Except as set forth below in
subparagraphs (b) and (c) below, Growth Shares granted under this Agreement will vest according to the following schedule:

Period of Time (Years)
Since January 1, 1997          Annual Vesting    Cumulative Vesting

1                              20%                20%
2                              20%                40%
3                              20%                60%
4                              20%                80%
5                              20%               100%

        (b) If the Participant's employment with the Company is terminated by the Company for any reason other than "Cause" (as defined in the Employment Agreement between the Company and the Participant dated as of December 21, 1996 (the "Employment Agreement")), or if the Participant terminates his employment for "Good Reason" (as defined in the Employment Agreement), the Participant shall Vest in one-twelfth of the 20% of the Growth Shares subject to annual vesting for the calendar year of termination for each full month of employment by the Company during such calendar year. The definition of "Cause" contained in the Plan shall be replaced by the definition of "Cause" contained in Paragraph 4(b) of the Employment Agreement.

        (c) If the Participant's employment with the Company terminates because of the Participant's death, "Disability" (as defined in the Employment Agreement) or Retirement, the Participant shall be 100% Vested with respect to his Growth Shares. The definition of "Permanent Disability" in the Plan shall be replaced by the foregoing definition of "Disability".

        (d)  Sections 7.3 and 7.4 and the third sentence of Section
8.2 of the Plan shall not apply to the Participant with respect to his Growth Shares. The Growth Shares of the Participant shall not be subject to forfeiture pursuant to such provisions.

        (e) Notwithstanding the provisions of Section 7.2 of the Plan, the Participant shall not become 100% Vested in his Growth Shares upon the occurrence of a Change of Control unless, following the Change of Control, the Participant's employment with the Company is terminated by the Company without "Cause" or the Participant terminates his employment for "Good Reason" (as defined in the Employment Agreement, provided that the occurrence of a "Change of Control" shall not constitute "Good Reason" for purposes of this subparagraph 6(e)). Upon the occurrence of a Change of Control, the Growth Shares of the Participant will remain subject to the Vesting provisions of Section 7 of the Plan, as amended or modified by this Paragraph 6.

   7. If the Participant's employment with the Company is terminated for "Cause," the Participant shall forfeit the Growth Shares that are not vested in accordance with the provisions of paragraph 6 above and shall become entitled to payment with respect to his Vested Growth Shares based upon the Ending Company Value determined as of the end of the immediately preceding calendar year. Ending Company Value shall be determined in accordance with Section
8.1 of the Plan and payment shall be made in accordance with the remaining provisions of Section 8, as modified by this Agreement. Ending Company Value shall be determined as soon as practicable following the date of the Participant's termination of employment, but in no event later than 90 days after the date of termination.

   8. The definition of "Change of Control" contained in the Plan shall be replaced by the definition of Change of Control contained in Paragraph 4(d)(4) of the Employment Agreement.

   9. The provisions of clauses (ii) and (iii) of Section 2.1(x) of the Plan, whereby a termination of the Plan or a Change of Control constitutes a Triggering Event, shall not apply with respect to the Participant's Growth Shares.

   10.  In addition to the events set forth in Section 2.1(x) of the
Plan, the following shall also constitute a "Triggering Event":   The
payment of dividends or other distributions with respect to the outstanding stock of the Company (other than such dividends or distributions with respect to the outstanding stock of the Company that are not, in the aggregate, in excess of the amount of equity contributions to the capital of the Company, whether in the form of capital contributions, purchases of stock, or otherwise, made by Anschutz Company, its affiliates or another equity investor in the Company subsequent to the Effective Date) subsequent to the date as of which Beginning Company Value is determined for a grant of Growth Shares that exceed, in the aggregate, the greater of (a) $200,000,000 or (b) 50% or more of the sum of (i) the greater of the Beginning Company Value with respect to that grant of Growth Shares or the Appraised Value of the Company pursuant to subsection 2.1(c), if any, subsequent to the grant of such Growth Shares, plus (ii) the increase in the Company's retained earnings since the date of grant of the Growth Shares or the date as of which Appraised Value was calculated if Appraised Value is the greater amount under (i) above. The Board may cause a determination of Appraised Value to be made for purposes of this provision at any time.

   11. In the case of a Triggering Event described above in Paragraph 10 of this Agreement, the Ending Company Value will be the Appraised Value of the Company as of the last day of the month immediately prior to or coincident with the date on which such dividend is paid, provided, however, that if all classes of the Company's outstanding common equity securities are traded on an established securities market as of the time Ending Company Value is to be determined and the Company is subject to the reporting and disclosure requirements of the Exchange Act, the Ending Company Value will be determined by multiplying the per share Market Value of such outstanding equity securities on the date of the Triggering Event by the total number of such securities outstanding at the time of the Triggering Event.

   12. The following provision shall be added to Section 6 of the Plan and shall apply to the Participant's Growth Shares:

        6.4 Adjustment of Number of Growth Shares. Upon changes in the outstanding common stock of the Company by reason of a merger, consolidation (whether or not the Company is the surviving corporation), a combination or exchange of shares, separation, reorganization or liquidation, the aggregate number of Growth Shares available under the Plan for awards and the outstanding Growth Share grants shall, in each case, be correspondingly adjusted by the Board in order to equitably reflect any such changes.

   13. The following provisions shall be added to Section 7.2 of the Plan and shall apply to the Participant's Growth Shares:

   Upon the occurrence of a Triggering Event described above in Paragraph 10 of this Agreement, the Participant shall become 100% Vested in a percentage of his Growth Shares equal to the percentage of Ending Company Value distributed to the shareholders of the Company in the form of dividends, as described in Paragraph 10 of this Agreement. The remaining Growth Shares of the Participant, in such an event, shall remain subject to the other Vesting provisions of the Plan, as modified by this Agreement.

   14. The next to the last sentence of Section 8.1 of the Plan shall be replaced by the following sentence with respect to the Participant's Growth Shares:

   For purposes of clause (C) above, a merger or other reorganization where the shareholders of the Company immediately prior to the transaction own more than 50% of the surviving entity in approximately the same proportions as they owned of the Company immediately prior to the transaction shall be treated as the acquisition of assets for Company stock.

   15. Notwithstanding the other provisions of Section 8 of the Plan, in the case of a Triggering Event described above in Paragraph 10 of this Agreement, the amount payable initially with respect to Vested Growth Shares shall be a percentage of the value determined in accordance with Section 8.1 of the Plan, with such percentage being equal to the percentage of the Ending Company Value distributed to the shareholders of the Company in the form of dividends or otherwise that serves as the Triggering Event. In such a case, the Participant's Growth Shares shall remain subject to the provisions of the Plan and this Agreement and any further payment with respect to such Growth Shares, if any, shall be made in accordance with the applicable provisions of the Plan and this Agreement.

   16. Notwithstanding the provisions of Section 8.3 of the Plan, payment to the Participant with respect to his Growth Shares shall be made in cash (unless the Participant agrees otherwise) unless, at the time of the Triggering Event, the shares of the Company's common stock satisfy the requirements of Section 8.4(b) of the Plan, in which case the provisions of Section 8.4(b) of the Plan shall apply with respect to the payment for the Participant's Growth Shares. Payment to the Participant, in cash or in shares of the Company's Common Stock, as applicable, shall be made no later than thirty (30) days after the final determination of the value of the Participant's Growth Shares.

   17. The provisions of Section 13 of the Plan shall be replaced in their entirety by the following:

        The Board may at any time terminate, and from time to time may amend or modify the Plan. Upon termination of the Plan, no further Growth Shares shall be issued, but the provisions of the Plan shall remain applicable to all Growth Shares then outstanding at the time of Plan termination. No amendment, modification or termination of the Plan shall in any manner adversely affect any Growth Shares theretofore granted under the Plan, without the consent of the Participant holding such Growth Shares.

   18. Notwithstanding the provisions of Section 3 of the Plan, if any dispute arises between the Participant and the Company with respect to the meaning or interpretation of the Plan or this Agreement, such dispute shall be resolved on a de novo basis pursuant to the arbitration provisions contained in Section 9 of the Employment Agreement.

   19. If the shares of the Company's common stock are actively traded on an established securities market and the Company is subject to the reporting and disclosure requirements of the Securities Exchange Act of 1934, as amended, as provided in Section 8.4(b) of the Plan, the Participant may elect to receive payment for up to 20% of his Vested Growth Shares in shares of the Company's common stock in accordance with the provisions of this Paragraph. The Participant may exercise his election to receive payment for up to 20% of his Vested Growth Shares (taking into account any prior payments made pursuant to this Paragraph) by delivering written notice of such election to the Board during the period beginning on the third business day following the date of release of the Company's quarterly financial data and ending on the twelfth business day following such date (the "Window Period"). The election shall specify the number of Growth Shares with respect to which the Participant has elected to receive payment. The amount of payment to be received by the Participant with respect to such Growth Shares shall be based upon the provisions of Section 8.1 of the Plan, with the Ending Company Value determined by taking the average of the mean between the bid and the asked prices of the Company's common stock, or the closing price, as applicable, on the principal stock exchange on which such common stock is traded, over the trading days included within the Window Period. The Company shall cause a certificate covering the nearest whole number of shares of the Company's common stock with a value so determined to be issued and delivered to the Participant as soon as reasonably practicable following the determination of the value of the Participant's Growth Shares in accordance with the provisions of this Paragraph. The Vested Growth Shares for which the Participant receives payment under this Paragraph shall be canceled and the Participant shall be entitled to no further payments under the Plan with respect to such canceled Growth Shares.

   20. The provisions of Section 11 of the Plan shall not apply with respect to the Participant's Growth Shares.

   21. This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and the Participant and his Beneficiaries.

   22. This Agreement may be modified or amended only by means of a written instrument executed by the parties hereto.

   IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

                            QWEST HOLDING CORPORATION


                            By:_________________________________


                            PARTICIPANT


                            ____________________________________
                               Joseph P. Nacchio

                DESIGNATION OF BENEFICIARY FOR PAYMENTS
                  DUE UNDER QWEST HOLDING CORPORATION
                           GROWTH SHARE PLAN

   The undersigned is a Participant in the Qwest Holding Corporation Growth Share Plan, as amended effective October 1, 1996 (the "Plan") established by Qwest Holding Corporation (the "Company").

   Pursuant to Section 10 of the Plan, the undersigned hereby designates the following persons or entities as primary and secondary beneficiaries and primary and secondary appointees as my legal representative of any amount due to me under the Plan with respect to the grant of Growth Shares effective as of January 1, 1997 and payable by reason of my death or disability, respectively:

                                DEATH
Primary Beneficiary:

Name:                Address:                      Relationship:

_______________      ________________________      _________________
                     ________________________


Secondary (Contingent) Beneficiary:


Name:                Address:                      Relationship:

_______________      ________________________      _________________
                     ________________________


                             DISABILITY
Primary Appointee:


Name:                Address:                      Relationship:

_______________      ________________________      _________________
                     ________________________

Secondary (Contingent) Appointee:


Name:                Address:                      Relationship:

_______________      ________________________      _________________
                     ________________________

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY OR APPOINTEE DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS (IF ANY) OF BENEFICIARIES AND APPOINTEES, OF ANY KIND, ARE HEREBY REVOKED.

   The Company shall pay all sums payable under the Plan by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Company shall pay all amounts in accordance with Section 10 of the Plan. In the event that a named beneficiary survives me and dies prior to receiving the entire amount payable under the Plan, then and in that event, the remaining unpaid amount, payable according to the terms of the Plan, shall be payable to the personal representative of the estate of said deceased beneficiary, who survives me, but dies prior to receiving the total amount due under the Plan. This same payment scheme shall apply to Primary and Secondary Appointees except that no amount payable under the Plan shall be paid to the estate of a Primary or Secondary Appointee. Should the Secondary Appointee not survive me and not receive the full amount payable under the Plan, then such remaining amount shall be payable to my guardian or conservator as appointed by a court of competent jurisdiction.

   IN WITNESS WHEREOF, the undersigned has executed this document on the day and year hereinafter indicated, in the presence of the witnesses indicated below who each signed as witnesses in the presence of the undersigned and each other.


                                      ________________________________
                                                           Name


                                      ________________________________
                                                         Signature

                                      ________________________________
                                                            Date
WITNESSES:


______________________________
                     Name

______________________________
                   Signature

______________________________
                      Name

______________________________
                   Signature



NOTE: In preparing this Designation of Beneficiary, you should consult with your attorney to determine the appropriate method of designation consistent with your personal estate plan.

                                 EXHIBIT B

             SEPARATION AND GENERAL RELEASE AGREEMENT


     THIS SEPARATION AND GENERAL RELEASE AGREEMENT (the
"Agreement") is made as of this ____ day of ______________, ____ by and between [ABC], an individual residing at ______________ ("Mr. ABC"), and Qwest Holding Corporation, a Colorado corporation, having its principal executive offices in Denver, Colorado ("Qwest"). In consideration of the mutual agreements set forth below, Mr. ABC and Qwest hereby agree as follows:

     1.   SEPARATION AS AN OFFICER, DIRECTOR, AND EMPLOYEE:  Mr.
ABC hereby acknowledges that, effective at the close of business on ______________, he no longer holds the positions of President and Chief Executive Officer of Qwest, nor will he hold as of such date any other positions as an employee or officer of Qwest or any of its subsidiaries or affiliated companies. In addition, effective at the close of business on ______________, Mr. ABC shall resign from his position as a Director of Qwest, and from any other positions he holds as a director of Qwest's subsidiaries or affiliated companies.

      2. RELEASE OF CLAIMS AGAINST QWEST: For good and valuable consideration, including the payments and benefits set forth in either Paragraphs 4 or 5 (as applicable) of the Employment Agreement between Mr. ABC and Qwest effective ______________, 199__ (the "Employment Agreement"), which includes special enhancements to which Mr. ABC would not otherwise be entitled under current company policies, plans, and guidelines, Mr. ABC hereby knowingly, voluntarily, and willingly releases, discharges, and covenants not to sue Qwest and its direct and indirect parents, subsidiaries, affiliates, and related companies, past and present, as well as each of its and their former directors, officers, employees, Board of Directors and agents thereof, representatives, attorneys, trustees, insurers, assigns, successors, and agents, past and present (collectively hereinafter referred to as the "Releases"), from and with respect to any and all actions, claims, or lawsuits, whether known or unknown, suspected or unsuspected, in law or in equity, which against the Releases, Mr. ABC, and his heirs, executors, administrators, successors, assigns, dependents, descendants, and attorneys ever had, now have, or hereafter can, shall or may have arising out of or in any way relating to Mr. ABC's employment by Qwest, his separation from that employment, his separation from Qwest, or his participation on the Board of Directors of Qwest, including without limitation the following:

     a. any and all claims arising out of or in any way relating to breach of oral or written employment contracts (whether such contracts were express or implied), or any and all tort claims;

     b. any and all claims arising out of or in any way relating to age, race, sex, religion, national origin, disability, or other form of employment discrimination, including without limitation any claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities
Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the New Jersey Law Against Discrimination, the Colorado
Anti-Discrimination Act, or any other federal, state or local law, ordinance, or administrative regulation; or

     c. any and all claims for salary, bonus, severance pay, pension, vacation pay, life insurance, health or medical insurance, or any other fringe benefits, including payments or benefits under the Qwest Holding Corporation Growth Share Plan other than the payments and benefits provided for in or in accordance with the Employment Agreement and the Growth Share
Plan referred to therein.

provided that such release shall not affect Mr. ABC's rights (x) under the Consolidated Omnibus Budget Reconciliation Act of 1986, (y) any conversion rights under any applicable life insurance policies and (z) any rights with respect to Indemnification Payments (as defined in the Employment Agreement).

     3. ADEA WAIVER OF CLAIMS: Mr. ABC expressly acknowledges and agrees that his release and waiver of rights and claims is knowing and voluntary, that by this Agreement he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement, that he has been given a period of twenty-one (21) days within which to consider this Agreement, and that he elects to execute this Agreement on this date. Mr. ABC shall have seven (7) days following the execution of this Agreement within which he may revoke this Agreement, and this Agreement shall not become effective or enforceable until such seven-day revocation period has expired. To be effective, such revocation must be in writing and delivered to counsel for Qwest on or before the last day of the seven-day revocation period. Mr. ABC certifies that he understands and agrees to all of the terms of this Agreement, and has had an opportunity to discuss these terms with an attorney of his own choosing. Mr. ABC further acknowledges that he has been advised previously by Qwest, and by this writing is again advised by Qwest, to consult with an attorney prior to executing this Agreement and regarding his release of claims herein, including without limitation the release of claims under the Age Discrimination in Employment Act of 1967, as amended.

      4. RELEASE OF CLAIMS AGAINST MR. ABC: For good and valuable consideration, including without limitation the release described in this Agreement, Qwest (for itself and behalf of the other Releasees) hereby releases, discharges, and covenants not to sue Mr. ABC, as well as his heirs, executors, administrators, successors and assigns, from and with respect to any and all actions, claims, or lawsuits, whether known or unknown, suspected or unsuspected in law or in equity, which against Mr. ABC, Qwest had, now has, or hereafter can, shall, or may have arising out of or in any way relating to Mr. ABC's employment by Qwest, his separation from that employment, his separation from Qwest, or his participation on the board of directors of Qwest.

     5.   EXTENT OF RELEASES:   It is the express intention of Mr. ABC and
Qwest that this Agreement constitutes a full and comprehensive release of all claims and potential claims, to the fullest extent permitted by law. Mr. ABC and Qwest acknowledge that they may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Agreement and which if known or suspected at the time of executing this Agreement, may have materially affected this Agreement or their decision to enter into it. Nevertheless, Mr. ABC and Qwest hereby waive any right, claim, or cause of action that might arise as a result of such different or additional claims or facts.

     6. CONTINUING OBLIGATIONS OF MR. ABC: This Agreement shall not supersede any continuing obligations Mr. ABC has under the terms of the Employment Agreement, or any other agreement between Mr. ABC and Qwest, including without limitation the confidentiality provisions of Paragraph 7 of the Employment Agreement.

     7. CHOICE OF LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

     IN WITNESS WHEREOF, Qwest and Mr. ABC, intending to be legally bound, have executed this Agreement on the day and year first above written.

                              QWEST HOLDING CORPORATION

                              By:  ___________________________


                              MR. ABC

                              By:  ___________________________